CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------





We consent to the incorporation by reference in this Registration Statement on Form S-8 of Polonia Bancorp of our report dated March 5, 2007, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of Polonia Bancorp for the year ended December 31, 2006.


/s/ S.R. Snodgrass, A.C.



Wexford, PA
February 26, 2008